Sterling Capital Management LLC
Proxy Voting Policy

Business Unit		Approval Date
Sterling Capital Management LLC		June 28, 2024
Owner	Approver	Effective Date
Sterling Compliance and Risk	Sterling GRC Committee	July 1, 2024
Management

Printed copies are for reference only. Please refer to the electronic copy for the latest version.

1.	Scope	2
2.	Policy	2
	2.1. Proxy Voting	2
	2.1.a. Proxy Group	2
	2.1.b. Engagement of a Service Provider	2
	2.1.c. Overriding the ISP Recommendation	3
	2.1.d. Conflicts of Interest	3
	2.1.e. Instances Where Sterling May Not Vote Proxies	3
	2.1.f. Providing Information Regarding Sterling’s Proxy Voting Process	4
	2.1.g. Annual Report of Proxy Voting Records	4
3.	Roles & Responsibilities	5
4.	Associated Documents & References	6
5.	Glossary	6
6.	Appendix	8

The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management teammates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, is strictly prohibited.

1. Scope

Rule 206(4)-7 of the Investment Advisers Act of 1940, as amended (the Advisers Act) requires Sterling Capital Management LLC (Sterling or the Firm) to adopt, maintain and annually review policies and procedures reasonably designed to prevent violation of the Advisers Act and the rules thereunder.

2. Policy

2.1. Proxy Voting

When Sterling has proxy voting authority for securities held in client accounts, Sterling has an obligation to monitor corporate events and to take appropriate action on client proxies that come to its attention. Sterling’s investment management agreement generally states that decisions on the voting of proxies are made by Sterling regarding discretionary assets unless the client otherwise reserves the right to vote. To comply with Rule 206(4)-6 of the Adviser Act (the Proxy Voting Rule), Sterling:

●	Adopted and implemented this Policy and the SCM Proxy Voting Procedures which are reasonably designed to ensure that Sterling votes proxies in the best interests of its clients;

●	Ensures that the written policies and procedures address material conflicts that may arise between the interests of Sterling and its clients;

●	Describes proxy voting policies and procedures to clients in Sterling’s Form ADV 2A and upon request furnishes a copy of the policies and procedures to the requesting client;

●	Discloses to clients how to obtain information from Sterling about how we voted their proxies.

2.1.a. Proxy Group

Sterling’s Proxy Group is responsible for establishing policies and procedures designed to enable Sterling to ethically and effectively fulfill its fiduciary obligation to vote all applicable proxies on behalf of client accounts. The Proxy Group is responsible for reviewing and reaffirming the Proxy Voting Guidelines. In addition, the Proxy Group reviews this Policy at least annually and reviews the proxy voting process, including the engagement of a service provider, to ensure it is running effectively and in accordance with this Policy.

2.1.b. Engagement of a Service Provider

The Proxy Group has engaged an Industry Service Provider (ISP) to: (i) provide research and vote recommendations; (ii) perform administrative tasks of receiving proxies and proxy statements; (iii) submit votes on behalf of Sterling; (iv) retain proxy voting records and information; and (v) report to Sterling on its activities. Sterling retains final authority and fiduciary responsibility

The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management teammates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, is strictly prohibited.

for the voting of proxies. The Proxy Group has adopted the ISP’s Proxy Guidelines (the Guidelines). By following the ISP’s Guidelines, Sterling seeks to mitigate potential conflicts of interest Sterling may have with respect to the proxies.

2.1.c. Overriding the ISP Recommendation

If a Portfolio Manager or Analyst (collectively, Investment Professional) reviews the ISP’s vote recommendation and determines that it is in the best interest of Sterling’s clients who hold the security to reject the vote recommendation set-forth by the ISP, the Investment Professional inputs and saves the supporting rationale for voting against the ISP’s recommendation and votes the proxy within the ISP’s web-based application. The vote override will apply to all shares for which Sterling has the authority to vote, except for any security held in a Sterling strategy that contains a specific investment objective for which the vote override should not apply.

2.1.d. Conflicts of Interest

In certain circumstances Sterling may have a relationship with an issuer that could pose a conflict of interest when voting shares of that issuer on behalf of clients. Examples of material conflicts include:

●	An issuer that contributes 5% or more of the Firm’s overall revenues;

●	An issuer that accounts for 5% or more of the Firm’s overall expenses;

●	An issuer where a Sterling Teammate serves on the board;

●	An issuer that is an affiliate of Sterling (e.g., Guardian Capital Group Limited or Affiliated Funds).

If Sterling has a material conflict of interest with the issuer, the proxy will be voted according to the ISP’s recommendation and will not be overridden.

2.1.e. Instances Where Sterling May Not Vote Proxies

Sterling may be unable to vote or may determine to refrain from voting in certain circumstances. The following highlights some potential instances in which a proxy may not be voted:

2.1.e.1. Proxy Voting When a Client No Longer Owns the Security

When Sterling takes over management of an account, the existing securities in the account may be sold. However, if the client was a shareholder of record on the execution date, Sterling may receive proxies for these securities. In these instances, Sterling will not vote such proxies as the companies are no longer held in the client’s account and have no economic value for the client.

2.1.e.2. Quorum Blocking Proxy

Sterling may choose not to vote a proxy if it believes it would be the client’s interest to make it difficult for the issuer to obtain a quorum. Sterling feels that the cost of voting these proxies outweighs any

The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management teammates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, is strictly prohibited.

possible benefit to the client.

2.1.e.3. Share Blocking Proxy

Voting in certain countries requires “share blocking”. Shareholders wishing to vote their proxies must deposit their shares shortly before the date of the meeting with a designated depositary. During this blocking period, shares that will be voted at the meeting cannot be sold until the meeting has taken place and the shares are returned to the client’s custodian banks. Sterling may determine that the value of exercising the vote is outweighed by the detriment of not being able to sell the shares during this period. In cases where Sterling wants to retain the ability to trade shares, Sterling may abstain from voting those shares.

2.1.e.4. Securities Lending

If a client lends securities, Sterling will vote the securities’ shares as reported by client’s custodian. There may be instances, depending on the portfolio, for which Sterling does not vote proxies. In addition, clients may direct a vote for a particular solicitation.

2.1.e.5. Other Considerations

In limited circumstances, other market specific impediments to voting shares may limit Sterling’s ability to cast votes, including, but not limited to, late delivery of proxy materials, untimely vote cut-off dates, power of attorney and share re-registration requirements, or any other unusual voting requirements. In these limited instances, Sterling votes securities on a best-efforts basis.

2.1.f. Providing Information Regarding Sterling’s Proxy Voting Process

At the beginning of a new client relationship the client is provided with a copy of Sterling’s Form ADV 2A which includes a summary of Sterling’s proxy voting process. The summary indicates that a copy of this Policy is available upon request and includes instructions for requesting a copy of this Policy or information regarding how a client’s proxies were voted.

2.1.g. Annual Report of Proxy Voting Records

All mutual funds, Exchange Traded Funds (ETFs), and other registered companies (collectively, “Funds”) and Institutional Investment Managers are required to file a Form N-PX with the SEC containing the proxy voting record for the most recent 12-month period ending June 30th. Form N-PX must be filed no later than August 31st of each year.

2.3.g.i. Fund Reporting

Every Fund is required to file its proxy voting record and report information for each matter relating to a portfolio security considered at any shareholder meeting held during the reporting period and with respect to which the Fund was entitled to vote.

Sterling obtains the proxy voting record for all votes cast on behalf of the Funds managed by Sterling during the applicable reporting period from the ISP and provides the Form N-PX to the applicable

The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management teammates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, is strictly prohibited.

Fund Administrator. The Fund Administrator is responsible for filing the Form N-PX with the SEC via the Edgar system. Sterling posts the voting records, or a direct link to the Form N-PX on Edgar, on the Funds’ website. In addition, shareholders may request a copy of the Funds’ Form N-PX by contacting the number listed in the Funds’ Statement of Additional Information (SAI).

2.3.g.ii. Institutional Investment Manager Reporting

Each person who is an Institutional Investment Manager is required to file its proxy voting record related to executive compensation (or “say- on-pay”) matters for a portfolio security held during the reporting period and with respect to which the Institutional Investment Manager exercised voting power.

Sterling obtains the proxy voting record for all say-on-pay matters for portfolio securities managed by Sterling during the applicable reporting period from the ISP and files, or has a filing agent file, the Form N-PX with the SEC via the Edgar system. In addition, Sterling will provide a client with their voting record upon request.

3. Roles & Responsibilities

The individuals, groups and teams listed below have responsibilities within this policy and each is responsible for reviewing, adhering to, and maintaining documentation in accordance with this policy and others noted within, if applicable.

Investment Professionals

Portfolio Managers and Investment Analysts are responsible for overseeing the investment selections and securities in client accounts, including the monitoring of proxies for those securities.

Manager

An individual who has direct reports, who makes certain all subordinate teammates adhere to the policy and associated standards and are responsible for complying with this Policy.

Sterling’s Chief Compliance Officer (CCO)

Sterling’s CCO is responsible for Sterling’s overall compliance and risk management program including developing, implementing, and managing the program and the program’s policies and procedures.

Sterling’s Compliance and Risk Management (CRM) Team

The team of professionals responsible for ensuring teammates comply with this Policy and any applicable regulations and other legislative guidance.

Sterling’s Chief Investment Officer (CIO)-Head of Equity

The CIO- Head of Equity serves as the facilitator of the Proxy Group. In addition, the CIO-Head of Equity assigns each stock where Sterling has a duty to vote the proxy to one of the equity investment

The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management teammates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, is strictly prohibited.

team members, reviews Sterling’s Finance team’s reports on >5% revenue and >5% expense public company clients and vendors, annually reviews and affirms the use of the ISP’s stated US proxy policy and provides an annual review of the proxy votes case including overrides and accompanying rationales.

Sterling’s Governance, Risk & Compliance (GRC) Committee

The Committee is responsible for oversight of Sterling’s risk governance and activities for identifying, assessing, controlling, measuring, monitoring, and reporting of risk.

Sterling’s Proxy Group

The Proxy Group is responsible for developing and implementing Sterling’s proxy voting policies and procedures. The Proxy Group’s activities deal with firm risk, particularly regulatory and reputational risks.

Sterling’s Senior Leadership Team (SLT)

The SLT is responsible for the day-to-day management of Sterling.

Teammate

Any person associated with and who performs duties on behalf of Sterling. Teammates are responsible for complying with all requirements set forth in this Policy.

4. Associated Documents & References

●	Investment Advisers Act of 1940

●	Investment Company Act of 1940

The following policies and procedures are associated with this Policy:

●	SCM Compliance Trade Advisory Policy

●	SCM Proxy Voting Procedures

●	SCM Trade Execution Procedure

5. Glossary

Affiliated Fund

An investment company (e.g., mutual fund or ETF) or collective fund for which Sterling serves as an investment adviser or sub-adviser.

Client

Any person or entity with whom Sterling has engaged or sought to engage for the purposes of providing financial products or services. Also includes potential clients engaged with a Sterling Teammate for purposes of completing needs assessment and receiving recommended products or services.

The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management teammates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, is strictly prohibited.

Exchange-Traded Fund (ETF)

An exchange-traded fund is an investment fund traded on stock exchanges, much like stocks. An ETF holds assets such as stocks, commodities, or bonds and generally operates with an arbitrage mechanism designed to keep it trading close to its net asset value, although deviations can occasionally occur.

Form N-PX

A form completed by registered Funds and Institutional Investment Managers and filed with the SEC to report its proxy voting record for each twelve-month period, ending on June 30th of each year.

Fund

Means a registered management investment company (other than a small business investment company registered on Form N-5) or a separate series of the registered management investment company.

Institutional Investment Managers

The term “institutional investment manager” includes any person, other than a natural person, investing in or buying and selling securities for its own account, and any person exercising investment discretion with respect to the account of any other person. The term “person” includes any natural person, company, government, or political subdivision, agency, or instrumentality of a government. Entities serving as managers could include, for example: banks, insurance companies, and broker-dealers that invest in, or buy and sell, securities for their own accounts; corporations and pension funds that manage their own investment portfolios; or investment advisers that manage private accounts, mutual fund assets, or pension plan assets.

Investment Advisers Act of 1940

Federal law enacted in 1940 that, among other things, define the role and responsibilities of an investment adviser.

Investment Company

A company that issues securities and is primarily engaged in the business of investing in securities and included both mutual funds and exchange traded funds.

Investment Company Act of 1940

Regulates the organization of companies that engage primarily in investing, reinvesting, and trading in securities.

Proxy

A document which allows shareholders not attending a corporate issuer’s shareholder meeting to direct an agent to cast votes on their behalf at the shareholder meeting.

The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management teammates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, is strictly prohibited.

Share Blocking

Proxy voting in certain countries requires share blocking. Shareholders wishing to vote their proxies must deposit their shares shortly before the date of the meeting with a designated depository. During this period shares that will be voted at the meeting cannot be sold until the meeting has taken place and the shares are returned to the client’s custodian bank.

Sterling

Sterling Capital Management LLC.

U.S. Securities and Exchange Commission (SEC)

An independent, federal government agency responsible for protecting investors, maintaining fair and orderly functioning of securities markets, and facilitating capital formation.

6. Appendix

N/A

The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management teammates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, is strictly prohibited.